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                                                                         EX-23.0


                        [LETTERHEAD OF SIDLEY & AUSTIN]



                               January 14, 1997



                                    CONSENT

                                      OF

                                SIDLEY & AUSTIN



     Sidley & Austin hereby consents to all references made to it in the Registration Statement on Form S-1 of ML Global Horizons L.P. as filed with the Securities and Exchange Commission on or about January 14, 1997.


                                                 SIDLEY & AUSTIN